Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Company’s previously filed Registration Statements (Nos. 333-136586, 333-140413 and 333-147075) of our report dated August 10, 2010 with respect to the consolidated financial statements of API Technologies Corp. included in this Annual Report (Form 10-K), for the years ended May 31, 2010 and 2009 as filed with the Securities and Exchange Commission.

/s/ WithumSmith+Brown, PC
New Brunswick, New Jersey

August 10, 2010